(d)(3)

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made as of November 28, 2011 between SECURITY INCOME FUND, a Kansas corporation (hereinafter referred to as the “Fund”), and GUGGENHEIM PARTNERS ASSET MANAGEMENT, LLC (hereinafter referred to as the “Investment Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company; and

WHEREAS, the Fund is authorized to issue shares of capital stock in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund desires to retain the Investment Adviser as investment adviser to furnish certain investment advisory and management services to certain series of shares of capital stock as listed on Schedule I to this Agreement (each a “Portfolio”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1.     APPOINTMENT. The Fund hereby appoints the Investment Adviser as investment adviser of each Portfolio for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.     DUTIES AS INVESTMENT ADVISER WITH RESPECT TO INVESTMENT OF ASSETS OF THE PORTFOLIOS.

(a)     Subject to the supervision of the Fund’s Board of Directors (“Board”), and consistent with the Portfolios’ investment objectives, policies, and restrictions as provided in the Fund’s currently effective registration statement and any amendments or supplements thereto (“Registration Statement”), the Investment Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of each of the Portfolio’s assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for each of the Portfolios and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of each of the Portfolios; (ii) supervise the investment program of each of the Portfolios and the composition of their investment portfolios; (iii) arrange for the purchase and sale of securities and other assets held in each of the Portfolios, and (iv) provide a continuous investment program for the Portfolios, including investment research and management.

(b)     In performing its duties under this Section 2, the Investment Adviser may (i) delegate some or all of its duties and obligations under this Agreement to one or more sub-investment advisers; provided, however, that any such delegation shall be pursuant to an agreement consistent with the 1940 Act and approved by the Board of the Fund; provided, further, that no such delegation shall relieve the Investment Adviser from its duties and obligations of management and supervision of the management of the Portfolio’s assets pursuant to this Agreement and to applicable law, and (ii) utilize the services of the Investment Adviser’s affiliates to the extent authorized under the 1940 Act.

3.     DUTIES AS INVESTMENT ADVISER WITH RESPECT TO THE ADMINISTRATION OF THE PORTFOLIOS.

(a) The Investment Adviser agrees that in placing orders with brokers, it will attempt to obtain best execution on behalf of the Portfolios. In no instance will portfolio securities be purchased from or sold to the Investment Adviser or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or the terms of any exemptive order. To the extent permitted by laws and regulations and the Fund’s applicable policies and procedures, the Investment Adviser may aggregate sales and purchase orders of the assets of a Portfolio with similar orders being made simultaneously for other accounts advised by the Investment Adviser or its affiliates to the extent authorized under the 1940 Act. Whenever the Investment Adviser simultaneously places orders to purchase or sell the same security on behalf of a Portfolio and one or more other accounts advised by the Investment Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account and consistent with the Investment Adviser’s fiduciary obligations to the Portfolio. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for a Portfolio.

(b) The Investment Adviser will maintain all books and records required to be maintained by the Investment Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolios, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund and the Portfolios are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained and preserved by Rule 31a-l and Rule 31a-2 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

(c) At such times as shall be reasonably requested by the Board, the Investment Adviser will provide the Board with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolios and make available to the Board any economic, statistical and investment services normally available to institutional or other customers of the Investment Adviser.

(d) In accordance with procedures adopted by the Board, as amended from time to time, the Investment Adviser will provide guidance in determining pricing information of all portfolio securities and will attempt to arrange for the provision of a price(s) from a party(ies) independent of the Investment Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

4.     DUTIES AS INVESTMENT ADVISER IN CONNECTION WITH THE APPOINTMENT OF SUB-ADVISERS.

(a) The Fund and the Investment Adviser may operate in accordance with the terms and conditions of a Securities and Exchange Commission exemptive order, which permits the Investment Adviser, with the approval of the Fund’s Board of Directors, including the Independent Directors, to retain one or more investment sub-advisers (“Sub-Advisers”) for a Portfolio. The Investment Adviser will provide general management services to the Fund, and, if applicable, subject to review and approval by the Board, will: (a) set the Portfolios’ overall investment strategies; (b) evaluate, select and recommend Sub-Advisers to manage all or a part of a Portfolio’s assets; (c) allocate and, when the Investment Adviser believes appropriate, reallocate the Portfolio’s assets among Sub-Advisers; (d) monitor and evaluate the investment performance of Sub-Advisers; and (e) implement or approve procedures reasonably designed to ensure that the Sub-Advisers comply with the relevant Portfolio’s investment objectives, policies and restrictions. The Investment Adviser will also periodically make recommendations to the Board as to whether the contract with one or more Sub-Advisers should be renewed, modified, or terminated, and will periodically report to the Board regarding the results of its evaluation and monitoring functions.

(b) The Investment Adviser is responsible for informing any Sub-Adviser of the investment objective(s), policies and restrictions of the Portfolio(s) for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Portfolio(s) for which the Sub-Adviser is responsible, and for monitoring the Sub-Advisers’ discharge of their duties; but the Investment Adviser is not responsible for the specific actions (or inactions) of a Sub-Adviser in the performance of the duties assigned to it. Consistent with the investment objective(s), policies and restrictions as provided in the Registration Statement (or such more restrictive guidelines as approved by the Investment Adviser), and applicable law, each Sub-Adviser is authorized to buy, sell, lend and otherwise trade in any stocks, bonds, and other securities, commodities or investments on behalf of the applicable Portfolio.

(c) With respect to each Portfolio, the Investment Adviser shall enter into an agreement (“Sub-Advisory Agreement”) with a Sub-Adviser in substantially the form approved by the Board for each Sub-Adviser.

(d) The Investment Adviser shall be responsible for the fees payable to and shall pay the Sub-Adviser of each Portfolio the fee as specified in the Sub-Advisory Agreement relating thereto.

(e) The Investment Adviser, directly or through a Sub-Adviser, will maintain all books and records required to be maintained by the Investment Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolios, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund and the Portfolios are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained and preserved by Rule 31a-1 and Ru|e 31a-2 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

5.     FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Investment Adviser will act in conformity with the Fund’s Articles of Incorporation, Bylaws and Registration Statement and with the instructions and directions of the Board, and will comply with the requirements of the 1940 Act and the Fund’s operating and compliance policies and procedures, the Advisers Act, and the rules under each, Subchapter M of the Internal Revenue Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations.

6.     SERVICES NOT EXCLUSIVE. Nothing in this Agreement shall prevent the Investment Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Investment Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of other for whom it or they may be acting; provided, however, that the Investment Adviser will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Investment Adviser who may also be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7.     EXPENSES.

(a)     During the term of this Agreement, each Portfolio will bear all expenses not specifically assumed by the Investment Adviser incurred in its operations and the offering of its shares.

(b)     Expenses borne by each Portfolio will include but will not be limited to the following (or each Portfolio’s proportionate share of the following): (i) the cost (including brokerage commissions, applicable taxes, and, with respect to short sales, any interest expense or any other cost) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Portfolio by the Investment Adviser under this Agreement; (iii) expenses of organizing the Fund and each Portfolio, including the organizational and other expenses incurred in connection with the initial offering of any new share classes of a Portfolio of the initial offering of a new Portfolio; (iv) filing fees and expenses relating to the registrations and qualification of the Portfolio’s shares and the Fund under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Fund’s Directors and officers who are not interested persons by reason of affiliation with the Investment Adviser or any of Investment Adviser’s affiliates; (vi) all expenses incurred in connection with the Directors’ services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund or the Portfolio for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Directors of the Fund who are not interested persons of the Fund by reason of affiliation with the Investment Adviser or any of the Investment Adviser’s affiliates; (xi) charges of custodians, transfer agents and other agents; (xii) costs of preparing share certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statement of additional information and supplements thereto, reports and proxy materials for existing shareholders and costs of mailing such materials to existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, Directors, agents and shareholders) incurred by the Fund or the Portfolio; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Fund to its Directors and officers; and (xviii) costs of mailing, stationery and communications equipment.

(c)     The Fund or a Portfolio may pay directly any expenses incurred by it in its normal operations; and, if any such payment is consented to by the Investment Adviser and acknowledged as otherwise payable by the Investment Adviser pursuant to this Agreement, the Portfolio may reduce the fee payable to the Investment Adviser pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to the Investment Adviser on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

(d)     The Investment Adviser and/or its affiliates will assume the cost of any compensation for services provided to the Fund received by the officers of the Fund and by those Directors who are interested persons by reason of affiliation with the Investment Adviser or its affiliates.

(e)     The payment or assumption by the Investment Adviser of any expenses of the Fund or a Portfolio that the Investment Adviser is not required by this Agreement to pay or assume shall not obligate the Investment Adviser to pay or assume the same or any similar expense of the Fund or a Portfolio on any subsequent occasion.

8.     COMPENSATION. For investment advisory services provided pursuant to this Agreement, each Portfolio of the Fund shall pay to the Investment Adviser a fee, computed daily and paid monthly on the first business day of the next succeeding calendar month, at the annual percentage rate of each such Portfolio’s average daily net assets as set forth in Schedule I to this Agreement. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

9.     LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER. The Investment Adviser, its officers, directors, employees and delegates, including any Sub-Adviser (referred to herein as “Investment Adviser Parties”), shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio, the Fund or any of its shareholders, in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser Parties in the performance of their duties or from reckless disregard by such Investment Adviser Parties of their obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Investment Adviser who may be or become an officer, Director, employee or agent of the Fund shall be deemed, when rendering services to any Portfolio or the Fund or acting with respect to any business of such Portfolio or the Fund, to be rendering such service to or acting solely for the Portfolio or the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Investment Adviser even though paid by it.

10.     LIMITATION OF LIABILITY OF THE DIRECTORS AND SHAREHOLDERS OF THE FUND. The Directors of the Fund and the shareholders of any Portfolio shall not be liable for any obligations of any Portfolio or the Fund under this Agreement, and the Investment Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such Directors or shareholders.

11.     DURATION AND TERMINATION.

(a)     As to any Portfolio, this Agreement shall become effective on November 28, 2011, or upon the date the Portfolio commences investment operations provided that, with respect to any Portfolio, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Portfolio’s outstanding voting securities.

(b)     Unless sooner terminated as provided herein, this Agreement shall continue automatically for successive annual periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Portfolio, by vote of a majority of the outstanding voting securities of such Portfolio.

(c)    Notwithstanding the foregoing, with respect to any Portfolio, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days’ written notice to the Investment Adviser and may be terminated by the Investment Adviser at any time, without the payment of any penalty, on sixty days’ written notice to the Fund. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or performance thereunder with respect to any other Portfolio.

(d)    This Agreement shall automatically terminate in the event of its assignment.

(e)    Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in Section 2, earned prior to such termination.

12.     AMENDMENT OF THIS AGREEMENT. Provisions of this Agreement may be amended subject to the provisions of the 1940 Act, as modified or interpreted by an applicable order of the SEC or any regulation adopted by the SEC, or interpretative release or no-action letter of the Commission or its staff. Accordingly, approval of an amendment by shareholders would be necessary only to the extent required by the 1940 Act as so modified or interpreted.

13.    GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.    MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

SECURITY INCOME FUND

Attest:		By:

	Name: Amy J. Lee		Name: Richard M. Goldman
	Title: Secretary		Title: President

GUGGENHEIM PARTNERS ASSET
MANAGEMENT, LLC

Attest:		By:

	Name:		Name:
	Title:		Title:

IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

SECURITY INCOME FUND

Attest:		By:

	Name:		Name:
	Title:		Title:

GUGGENHEIM PARTNERS ASSET
MANAGEMENT, LLC

Attest:		By:

	Name:		Name:
	Title:		Title:

Schedule I

Fund Name	Advisory Fee
Total Return Bond Fund	0.50%
Macro Opportunities Fund	0.89%
Floating Rate Strategies Fund	0.65%